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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 14, 1998



                          VOICE CONTROL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                     0-10385                    75-1707970
(State of                    (Commission File           (IRS employment
incorporation)               Number)                    identification no.)



                               14140 MIDWAY ROAD
                                   SUITE 100
                              DALLAS, TEXAS 75244
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     972-726-1200


                                                               Page 1 of 3 pages
                                                         Exhibit index on page 2
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 1998, the Company completed a merger pursuant to which a wholly owned subsidiary of the Company merged with PureSpeech, Inc. ("PureSpeech"). As a result of this merger, PureSpeech became a wholly owned subsidiary of the Company. In the merger, holders of PureSpeech's capital stock and certain securities convertible into shares of PureSpeech's capital stock received (or will receive upon conversion or exercise of certain securities) a total of approximately 2,250,000 shares of common stock of the Company. The merger consideration was determined as a result of arms length negotiation between the Company and PureSpeech. The merger is being accounted for as a purchase.

         None of the former PureSpeech stockholders were affiliated with the Company as of the time of the merger.

         Because the merger consideration consisted entirely of common stock of the Company, the Company did not have any funding requirements in order to effect the merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of PureSpeech prepared pursuant to Regulation S-X are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(b) PRO FINANCIAL INFORMATION. Pro forma financial statements of the Company are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(c) EXHIBITS.

2.1 Agreement and Plan of Merger dated as of March 28, 1998, by and among Voice Control Systems, Inc., PureSpeech, Inc. and Pure Speech Acquisition Inc. (filed herewith).
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VOICE CONTROL SYSTEMS, INC.



Date: April 27, 1998                        By:  /s/   KIM S. TERRY
                                               ----------------------------
                                               Kim S. Terry,
                                               Vice President



                              INDEX TO EXHIBITS


   2.1         Agreement and Plan of Merger